Exhibit 99.1

Investors and Media
Christopher Oltmann
(818) 746-2046

PennyMac Financial Services, Inc. Reports

First Quarter 2014 Results

Moorpark, CA, May 7, 2014 — PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $43.5 million for the first quarter of 2014, on revenue of $105.5 million. Net income attributable to PFSI common stockholders was $8.0 million, or $0.38 per diluted share.

First Quarter 2014 Highlights

•                  Pretax income of $49.1 million, up 18 percent from the prior quarter

•                  Total net revenue of $105.5 million, up 17 percent from the prior quarter

•                  Production revenue of $52.7 million, up 10 percent from the prior quarter

•                  Servicing revenue of $40.2 million, up 43 percent from the prior quarter

•                  Investment Management revenue of $12.5 million, down 13 percent from the prior quarter

•                  Total loan production activity of $5.1 billion in unpaid principal balance (UPB), down 14 percent from the prior quarter

•                  Servicing portfolio reached $83.8 billion in UPB, up 7 percent from December 31, 2013

•                  Net assets under management totaled $2.1 billion, up 4 percent from December 31, 2013

“PennyMac Financial had a strong quarter with increases in revenue and net income, reflecting how the company’s operating platform and business model are well positioned for a more normalized mortgage market,” said Chairman and Chief Executive Officer Stanford L. Kurland.  “We gained market share in correspondent lending, retail lending and loan servicing, and investment management assets continued to grow.  Our ability to profitably grow market share results from the solid foundation we have built in each of our businesses and the disciplined execution of our strategic initiatives.”

We have enhanced the reporting of our mortgage banking activities by dividing them into two segments: Production and Servicing.

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended March 31, 2014
	Mortgage banking			Investment
Unaudited (in thousands)	Production	Servicing	Total	management	Total
Revenue:
Net gains on mortgage loans held for sale at fair value	$34,538	$—	$34,538	$—	$34,538
Loan origination fees	6,880	—	6,880	—	6,880
Fulfillment fees from PMT	8,902	—	8,902	—	8,902
Net servicing fees	—	43,764	43,764	—	43,764
Management fees	—	—	—	10,109	10,109
Carried Interest from Investment Funds	—	—	—	2,157	2,157
Net interest (expense) income:
Interest income	4,106	—	4,106	4	4,110
Interest expense	2,329	4,057	6,386	—	6,386
	1,777	(4,057)	(2,280)	4	(2,276)
Other	643	519	1,162	256	1,418
	52,740	40,226	92,966	12,526	105,492
Expenses	26,786	23,113	49,899	6,532	56,431
Pretax income	$25,954	$17,113	$43,067	$5,994	$49,061

Production Segment

Loan production includes correspondent lending for PennyMac Financial’s own account, fulfillment services on behalf of PennyMac Mortgage Investment Trust (PMT), and retail lending.

PennyMac Financial’s loan production activity totaled $5.1 billion in UPB, of which $3.2 billion in UPB was for its own account, and $1.9 billion was fee-based fulfillment activity for PMT.  Interest rate lock commitments (IRLCs) on correspondent government and retail loans totaled $3.9 billion in UPB.

Production segment pretax income totaled $26.0 million, an increase of 14 percent from the fourth quarter, driven by a 17 percent increase in net gains on mortgage loans held for sale from the prior quarter.  The components of net gain on mortgage loans held for sale revenue are detailed in the following table:

	Quarter ended
	March 31, 2014	December 31, 2013	March 31, 2013
	(in thousands)
MSR Value	$35,616	$50,630	$41,603
Provision for representations and warranties	(850)	(909)	(1,244)
(Cash investment) sales proceeds (1)	(5,775)	(31,686)	5,798
Fair value changes of pipeline, inventory and hedges	5,547	11,418	(6,200)
Net gains on mortgage loans held for sale	$34,538	$29,453	$39,957

(1) Net of cash hedge expense.

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent lending business.  These services include, but are not limited to: marketing, relationship management, the approval of correspondent sellers and the ongoing monitoring of their performance; reviews of loan data, documentation and appraisals to assess loan quality and risk; and pricing, hedging, and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.  Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $8.9 million in the first quarter, compared to $11.1 million in the fourth quarter. The decline was primarily driven by a decrease in the volume of conventional and jumbo correspondent acquisitions by PMT during the first quarter.  The average fulfillment fee earned for the first quarter was 46 basis points.

Servicing Segment

Loan servicing includes income from owned servicing rights in addition to subservicing and special servicing activities.  Loan servicing pretax income totaled $17.1 million in the first quarter, an increase of 94 percent from the prior quarter.  Net loan servicing fees totaled $43.8 million for the quarter, a 43 percent quarter-over-quarter increase, which included a $3.4 million reduction in fair value of mortgage servicing rights (MSRs) carried at fair value and a $0.4 million provision for impairment of MSRs carried at lower of amortized cost or fair value, both driven by expectations for higher prepayment speeds as a result of lower interest rates at quarter end. The MSR valuation adjustments were partially offset by a $4.8 million decrease in the fair value of the excess servicing spread financing liability.

The following table presents a breakdown of the net servicing fees:

	Quarter ended
	March 31, 2014	December 31, 2013	March 31, 2013
	(in thousands)
Servicing fees (1)	$57,319	$43,588	$21,052
Effect of MSRs:
Amortization and realization of cash flows	(14,539)	(9,026)	(4,184)
Change in fair value and (provision for) reversal of impairment of MSRs carried at lower of amortized cost or fair value	(3,377)	(1,668)	465
Change in fair value of excess servicing spread financing	4,792	(2,394)	—
Hedging losses	(431)	—	(1,291)
Total amortization, impairment and change in fair value of MSRs	(13,555)	(13,088)	(5,010)
Net loan servicing fees	$43,764	$30,500	$16,042

(1) Includes contractually-specified servicing fees.

Servicing segment expenses increased to $23.1 million as the servicing portfolio continued to grow.

The total servicing portfolio reached $83.8 billion in UPB, an increase of 7 percent from December 31, 2013. Of the total servicing portfolio at March 31, 2014, prime servicing was $78.1 billion in UPB and special servicing was $5.8 billion in UPB.  The Company subservices and services under contract $33.1 billion in UPB, an increase of 4 percent from December 31, 2013, driven by new correspondent acquisitions and distressed whole loan investments by PMT. PennyMac Financial’s MSR portfolio grew to $50.1 billion in UPB, an increase of 9 percent over the prior quarter, resulting from the acquisition of government-insured loans in correspondent lending, retail lending activities, and the acquisition of MSR portfolios totaling $2.4 billion in UPB.

The table below details PennyMac Financial’s servicing portfolio as of March 31, 2014:

	March 31, 2014	December 31, 2013	March 31, 2013
	(in thousands)
Loans serviced at period end:
Prime servicing:
Subserviced for Advised Entities	$28,182,019	$26,788,479	$17,685,194
Owned MSRs—Originations	26,289,208	22,499,847	12,487,986
Owned MSRs—Acquisitions	22,931,100	22,469,179	887,589
Mortgage loans held for sale	660,470	506,540	193,894
Total prime servicing	78,062,797	72,264,045	31,254,663
Special servicing:
Subserviced for Advised Entities	4,871,875	4,844,239	3,700,919
Owned MSRs—Acquisitions	907,981	969,794	1,211,048
Subserviced for non-affiliates	936	89,361	—
Total special servicing	5,780,792	5,903,394	4,911,967
Total loans serviced	$83,843,589	$78,167,439	$36,166,630

Investment Management Segment

PennyMac Financial manages PMT and certain investment funds, for which it earns base management fees and incentive compensation.  Net assets under management were approximately $2.1 billion as of March 31, 2014, an increase of 4 percent from December 31, 2013.  The increase was primarily due to new equity raised by PMT during the quarter to support its continued growth.

Pretax income for the Investment Management segment was $6.0 million, a decline of 41 percent from the fourth quarter.  Management fees, which include base management fees and incentive fees from PMT and management fees from the Investment Funds, declined 8 percent from the prior quarter primarily due to a $0.8 million decline in incentive fee revenue from PMT. Carried interest income from the Investment Funds declined by $0.9 million, driven by lower gains in their distressed loan investments during the quarter.

Expenses

Expenses for the first quarter totaled $56.4 million, a 16 percent increase from the fourth quarter, driven by higher compensation and servicing expenses.  Compensation expenses in the first quarter rose to $42.9 million, a 24 percent quarter-over-quarter increase resulting from higher incentive compensation accruals. Incentive compensation accruals are based on PennyMac Financial’s performance against established targets and are evaluated quarterly. Servicing expenses totaled $3.1 million, up from $2.0 million in the fourth quarter, reflecting the full impact of the bulk MSR portfolio acquisitions completed during the fourth quarter in addition to servicing portfolio growth during the first quarter.

“As demonstrated by our performance in the first quarter and the strategic initiatives we are pursuing, we see many opportunities for PennyMac Financial to grow and outperform, even in a smaller mortgage origination market,” concluded Mr. Kurland. “While we have been successful in growing our mortgage servicing portfolio and platform, our servicing portfolio today represents less than one percent of all residential mortgages outstanding in the U.S. We have significant opportunities across our businesses of correspondent aggregation, consumer-direct lending, loan servicing, and investment management.  Our company is uniquely positioned with the expertise and industry-leading capabilities required to continue growing in a responsible and sustainable manner. We believe that PennyMac Financial is well on the way toward achieving our objective of being the premier mortgage specialist firm in the U.S.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.PennyMacFinancial.com beginning at 1:30 p.m. (Pacific Daylight Time) on Wednesday, May 7, 2014. We encourage investors to submit questions via email to InvestorRelations@pnmac.com; if any questions are submitted, we will post responses via a document on our website.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. residential mortgage loans and the management of investments related to the U.S. residential mortgage market.  PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.” Additional information about PennyMac Financial Services, Inc. is available at www.PennyMacFinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions if we do not comply with the laws and regulations applicable to our businesses; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in existing U.S. government-sponsored entities, their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. residential real estate market conditions; difficulties in growing loan production volume; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust as a significant source of financing for, and revenue related to, our correspondent lending business; availability of required additional capital and liquidity to support business growth; our obligation to indemnify third-party purchasers or repurchase loans that we originate, acquire or assist in with fulfillment; our obligation to indemnify advised entities or investment funds to meet certain criteria or characteristics or under other circumstances; decreases in the historical returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among ourselves and our advised entities; the potential damage to our reputation and adverse impact to our business resulting from ongoing negative publicity; and our rapid growth. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

Unaudited	March 31, 2014	December 31, 2013	March 31, 2013
	(in thousands, except share data)
ASSETS
Cash	$37,376	$30,639	$56,135
Short-term investments at fair value	40,957	142,582	72,664
Mortgage loans held for sale at fair value	717,476	531,004	203,661
Servicing advances	171,395	154,328	96,587
Derivative assets	21,677	21,540	27,481
Carried Interest due from Investment Funds	63,299	61,142	52,460
Investment in PennyMac Mortgage Investment Trust at fair value	1,793	1,722	1,942
Mortgage servicing rights	529,128	483,664	146,992
Receivable from Investment Funds	3,062	2,915	3,169
Receivable from PennyMac Mortgage Investment Trust	20,812	18,636	14,748
Furniture, fixtures, equipment and building improvements, net	11,227	9,837	6,253
Capitalized software, net	718	764	866
Deferred tax asset	58,206	63,117	—
Loans eligible for repurchase	62,508	46,663	—
Other	20,911	15,922	10,019
Total assets	$1,760,545	$1,584,475	$692,977

LIABILITIES
Mortgage loans sold under agreements to repurchase	$567,737	$471,592	$180,049
Note payable	48,819	52,154	63,437
Excess servicing spread financing at fair value	151,019	138,723	—
Derivative liabilities	2,155	2,462	2,359
Accounts payable and accrued expenses	49,772	46,387	42,966
Payable to Investment Funds	37,106	36,937	37,766
Payable to PennyMac Mortgage Investment Trust	85,706	81,174	53,909
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	71,671	71,056	—
Liability for loans eligible for repurchase	62,508	46,663	—
Liability for losses under representations and warranties	8,974	8,123	4,748
Total liabilities	1,085,467	955,271	385,234

STOCKHOLDERS’ EQUITY
Class A common stock, par value $0.0001 per share, 200,000,000 shares authorized, 20,879,486 shares issued and outstanding	2	2	—
Class B common stock, par value $0.0001 per share, 1,000 shares authorized, 61 shares issued and outstanding	—	—	—
Additional paid-in capital	154,112	153,000	—
Retained earnings	22,372	14,400	—
Total stockholders’ equity attributable to PennyMac Financial Services, Inc. common stockholders	176,486	167,402	—
Members’ equity attributable to Private National Mortgage Acceptance Company, LLC	—	—	307,743
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	498,592	461,802	—
Total stockholders’ equity	675,078	629,204	307,743
Total liabilities and stockholders’ equity	$1,760,545	$1,584,475	$692,977

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Quarter ended
Unaudited	March 31, 2014	December 31, 2013	March 31, 2013
	(in thousands, except per share data)
Revenue
Net gains on mortgage loans held for sale at fair value	$34,538	$29,453	$39,957
Loan origination fees	6,880	5,315	5,668
Fulfillment fees from PennyMac Mortgage Investment Trust	8,902	11,087	28,244
Net servicing fees:
Loan servicing fees
From non-affiliates	36,100	26,126	9,057
From PennyMac Mortgage Investment Trust	14,591	12,162	7,722
From Investment Funds	1,477	1,574	2,008
Ancillary and other fees	5,151	3,726	2,265
	57,319	43,588	21,052
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(13,555)	(13,088)	(5,010)
Net servicing fees	43,764	30,500	16,042
Management fees:
From PennyMac Mortgage Investment Trust	8,074	8,924	6,492
From Investment Funds	2,035	2,031	1,914
	10,109	10,955	8,406
Carried Interest from Investment Funds	2,157	3,008	4,737
Net interest expense:
Interest income	4,110	4,322	1,742
Interest expense	6,386	4,987	3,330
	(2,276)	(665)	(1,588)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	115	109	88
Other	1,303	658	814
Total net revenue	105,492	90,420	102,368
Expenses
Compensation	42,886	34,711	35,681
Loan origination	1,417	2,118	2,507
Servicing	3,090	1,956	1,531
Technology	2,823	3,002	1,586
Professional services	2,199	2,705	2,288
Other	4,016	4,241	3,482
Total expenses	56,431	48,733	47,075
Income before provision for income taxes	49,061	41,687	55,293
Provision for income taxes	5,523	4,430	—
Net income	43,538	37,257	55,293
Less: Net income attributable to noncontrolling interest	35,566	30,847	—
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$7,972	$6,410	$55,293

Earnings per common share
Basic	$0.38	$0.33
Diluted	$0.38	$0.32
Weighted-average common shares outstanding
Basic	20,866	19,324
Diluted	75,952	75,922

PENNYMAC FINANCIAL SERVICES, INC.

SEGMENT PRETAX INCOME

	Quarter ended March 31, 2014
	Mortgage banking			Investment
Unaudited (in thousands)	Production	Servicing	Total	management	Total
Revenue:
Net gains on mortgage loans held for sale at fair value	$34,538	$—	$34,538	$—	$34,538
Loan origination fees	6,880	—	6,880	—	6,880
Fulfillment fees from PMT	8,902	—	8,902	—	8,902
Net servicing fees	—	43,764	43,764	—	43,764
Management fees	—	—	—	10,109	10,109
Carried Interest from Investment Funds	—	—	—	2,157	2,157
Net interest (expense) income:			—		—
Interest income	4,106	—	4,106	4	4,110
Interest expense	2,329	4,057	6,386	—	6,386
	1,777	(4,057)	(2,280)	4	(2,276)
Other	643	519	1,162	256	1,418
	52,740	40,226	92,966	12,526	105,492
Expenses	26,786	23,113	49,899	6,532	56,431
Pretax income	$25,954	$17,113	$43,067	$5,994	$49,061

	Quarter ended December 31, 2013
	Mortgage banking			Investment
Unaudited (in thousands)	Production	Servicing	Total	management	Total
Revenue:
Net gains on mortgage loans held for sale at fair value	$29,453	$—	$29,453	$—	$29,453
Loan origination fees	5,315	—	5,315	—	5,315
Fulfillment fees from PMT	11,087	—	11,087	—	11,087
Net servicing fees	—	30,500	30,500	—	30,500
Management fees	—	—	—	10,955	10,955
Carried Interest from Investment Funds	—	—	—	3,008	3,008
Net interest (expense) income:			—		—
Interest income	4,314	—	4,314	8	4,322
Interest expense	2,612	2,375	4,987	—	4,987
	1,702	(2,375)	(673)	8	(665)
Other	226	67	293	474	767
	47,783	28,192	75,975	14,445	90,420
Expenses	24,998	19,393	44,391	4,342	48,733
Pretax income	$22,785	$8,799	$31,584	$10,103	$41,687

###